Exhibit 3.2

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(i)

(ii)

(iii)

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC, is dated as of [    ], 2007. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1.

WHEREAS, the Company was formed under the Delaware Act pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on June 6, 2007, a Limited Liability Company Agreement of Och-Ziff Capital Management Group LLC, dated as of June 6, 2007 (the “Original LLC Agreement”);

WHEREAS, the Original LLC Agreement was amended by an Amended and Restated Limited Liability Company Agreement of Och-Ziff Capital Management Group LLC, dated as of October [    ], 2007 (the “First Amended and Restated LLC Agreement”);

WHEREAS, pursuant to Section 4.3 of the First Amended and Restated LLC Agreement, upon the execution of this Agreement in connection with the IPO, all of the outstanding membership interests in the Company held by the Initial Members will be automatically reclassified into Class B Shares, with such rights and privileges as set forth herein;

WHEREAS, in connection with the IPO, the Company intends to issue Class A Shares, with such rights and privileges as set forth herein;

WHEREAS, the Board of Directors and Daniel S. Och, who was the sole managing member of the Company prior to the date hereof, have authorized and approved this amendment and restatement of the First Amended and Restated LLC Agreement on the terms set forth herein.

NOW THEREFORE, the Amended and Restated LLC Agreement is hereby amended and restated to read in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Member” means a Person admitted as a Member of the Company in accordance with Article III as a result of an issuance of Shares to such Person by the Company.

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each fiscal year of the Company, (a) increased by any amounts that such Member is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 4.1(c)(i) or Section 4.1(c)(ii)). The foregoing definition of Adjusted Capital

Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 3.6(d).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person in question.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 4.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Board of Directors, without taking into account any liabilities to which such Contributed Property was subject at such time. The Board of Directors shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of Och-Ziff Capital Management Group LLC, as it may be amended, supplemented or restated from time to time.

“Authorized Signatories” shall mean the Chief Executive Officer, the Chief Financial Officer, and any other Person authorized by resolution adopted by a majority of the Board of Directors to act on behalf of and in the name of the Company.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board of Directors” has the meaning assigned to such term in Section 5.1.

“Book-Tax Disparity” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for U.S. federal income tax purposes as of such date.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.6.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Member contributes to the Company pursuant to this Agreement.

“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Company property, the adjusted basis of such property for U.S. federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted to equal its respective gross fair market value (taking Code Section 7701(g) into account) upon an adjustment to the Capital Accounts of the Members in accordance with Section 3.6(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, in the sole discretion of the Board of Directors.

“Certificate” means a certificate (i) substantially in the form of Exhibit A or Exhibit B to this Agreement, (ii) in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Shares.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 5.21, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Chairman of the Board” has the meaning assigned to such term in Section 5.1.

“Class A Share” means a Common Share in the Company designated as a “Class A Share.”

“Class A Unit” means a unit of equity interest in an Och-Ziff Operating Group Entity denominated as a “Class A Common Unit,” and may consist of interests in a limited partnership, limited liability company or other entity.

“Class B Share” means a Common Share in the Company designated as a “Class B Share.”

“Class B Shareholder” shall mean the record owner of any Class B Shares, including any Person who becomes the record owner of any Class B Shares through an original issuance effected in compliance with this Agreement and any Person who becomes the record owner of any Class B Shares pursuant to a Permitted Transfer, but shall not include any other Person who may otherwise acquire or possess Class B Shares or rights with respect to Class B Shares or other interests in Class B Shares. As of the Closing Date, all of the Class B Shareholders are Initial Members.

“Class B Shareholder Committee” shall mean the Class B Shareholders Committee established pursuant to the Class B Shareholders Agreement.

“Class B Shareholders Agreement” means the Class B Shareholders Agreement to be entered into by and among the holders of Class B Shares and the Company on or prior to the Closing Date in connection with the IPO.

“Class B Unit” means a unit of equity interest in an Och-Ziff Operating Group Entity denominated as a “Class B Common Unit,” and may consist of interests in a limited partnership, limited liability company or other entity.

“Closing Date” means the first date on which Class A Shares are delivered by the Company to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means any Shares that are not Preferred Shares.

“Company” means Och-Ziff Capital Management Group LLC, a Delaware limited liability company, and any successors thereto.

“Company Convertible Securities” shall have the meaning set forth in Section 2.9(e).

“Company Exercisable Securities” shall have the meaning set forth in Section 2.9(e).

“Company Fund” means, collectively, all Funds (i) sponsored or promoted by any of the Subsidiaries of the Company, (ii) for which any of the Subsidiaries of the Company acts as a general partner or managing member (or in a similar capacity) or (iii) for which any of the Subsidiaries of the Company acts as an investment adviser or investment manager.

“Company Group” means the Company and each Subsidiary of the Company.

“Company Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

“Conflicts Committee” means the Nominating, Corporate Governance and Conflicts Committee, which is a committee of the Board of Directors composed entirely of two or more Independent Directors who also are not (a) officers or employees of the Company or any Subsidiary of the Company, (b) directors, officers or employees of any Affiliate of the Company or its Subsidiaries or (c) holders of any ownership interest in the Company Group other than Shares; provided, however, for purposes of clause (c) of this definition, “Company Group” shall not be deemed to include any Company Fund or any Subsidiary of any Company Fund.

“Consent of the Class B Shareholder Committee” shall mean the prior written consent (or prior written waiver, as the case may be) of the Class B Shareholder Committee acting pursuant to and in accordance with its authority under the Class B Shareholders Agreement.

“Consent Termination Date” shall mean the date on which no Class B Shares remain Outstanding.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Company. If the Carrying Value of a Contributed Property is adjusted pursuant to Section 3.6(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the purpose of this definition, the terms “controlling,” “controlled by,” and “under common control with” have correlative meanings.

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 4.1(c)(ix).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Depositary” means, with respect to any Shares issued in global form, The Depository Trust Company and its successors and permitted assigns.

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Director” means a member of the Board of Directors of the Company.

“Disinterested Parties” means any Person with no material pecuniary or other interest in the proposed transaction that differs from that of the other Members generally.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Electronic transmission” shall have the meaning set forth in Section 12.10.

“Equity Proceeds” shall have the meaning set forth in Section 2.9(e)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means one or more exchange agreements providing for the exchange of Och-Ziff Operating Group Units (or other securities issued by members of the Och-Ziff Operating Group) for cash or Class A Shares, and the corresponding cancellation of applicable Class B Shares, if any, as contemplated by the Registration Statement, as such agreements are amended, modified, supplemented or restated from time to time.

“Fund” means any separately managed account or collective investment vehicle (whether open-ended or closed-ended) including, without limitation, an investment company, a general and limited partnership, a trust and a company organized in any jurisdiction.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Group Member” means a member of the Company Group.

“Group Member Agreement” means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member, other than the Company, that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“Indemnified Person” means (a) any Person who is or was a Director, Officer or tax matters partner of the Company, (b) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, tax matters partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (c) any Person the Board of Directors designates as an “Indemnified Person” for purposes of this Agreement.

“Independent Director” means a Director who meets the then-current independence and other standards required of audit committee members established by the Exchange Act and the rules and regulations of the Commission thereunder and by each National Securities Exchange on which Shares are listed for trading.

“Initial Members” means the Persons identified on the books and records of the Company as such. As of the Closing Date, the Initial Members will constitute all of the Class B Shareholders.

“Initial Shares” means the Class A Shares to be sold in the IPO.

“IPO” means the initial offering and sale of Class A Shares to the public, as described in the Registration Statement.

“Liquidation Date” means the date on which an event giving rise to the dissolution of the Company occurs.

“Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Section 8.2 as liquidating trustee of the Company within the meaning of the Delaware Act.

“Member” means each member of the Company, including, unless the context otherwise requires, each Initial Member, each Substitute Member, and each Additional Member.

“Member Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.

“Merger Agreement” has the meaning assigned to such term in Section 10.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act or any successor thereto.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 3.6(d)) at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

“Net Income” means, for any taxable year, the excess, if any, of the Company’s items of income and gain for such taxable year over the Company’s items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 3.6(b) and shall not include any items specially allocated under Section 4.1(c).

“Net Loss” means, for any taxable year, the excess, if any, of the Company’s items of loss and deduction for such taxable year over the Company’s items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 3.6(b) and shall not include any items specially allocated under Section 4.1(c).

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 4.2(b)(i)(A), Section 4.2(b)(ii)(A) and Section 4.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such Nonrecourse Liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction, or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Och-Ziff Corp.” means Och-Ziff Holding Corporation, a corporation formed under the laws of the State of Delaware and the general partner of the Operating Entities, and any successor general partner thereof.

“Och-Ziff Holding” means Och-Ziff Holding LLC, a limited liability company formed under the laws of the State of Delaware and the general partner of the Principal Entities, and any successor general partner thereof.

“Och-Ziff Operating Group” means the Persons directly Controlled by either Och-Ziff Corp. or Och-Ziff Holding.

“Och-Ziff Operating Group Entity” shall mean any Person that is included in the Och-Ziff Operating Group and shall include any Operating Entity or Principal Entity.

“Och-Ziff Operating Group Units” means, collectively, a unit or units of interest representing limited partnership interests or other similar interests in each of the entities within the Och-Ziff Operating Group (including without limitation, the Class A Units in each such entity issued under the applicable Group Member Agreement on or prior to the date hereof).

“Officers” has the meaning assigned to such term in Section 5.22(a).

“Operating Entities” means the Persons directly Controlled by Och-Ziff Corp.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Board of Directors.

“Option Closing Date” means the date or dates on which any Class A Shares are sold by the Company to the Underwriters upon exercise of the Underwriters’ Option.

“Outstanding” means, with respect to Shares, all Shares that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

“Percentage Interest” means, as of any date of determination, (i) as to any Class A Shares, the product obtained by multiplying (a) 100% less the percentage applicable to the Shares referred to in clause (iii) by (b) the quotient obtained by dividing (x) the number of such Class A Shares by (y) the total number of all Outstanding Class A Shares, (ii) as to any Class B Shares, 0%, and (iii) as to any other Shares, the percentage established for such Shares by the Board of Directors in the relevant Share Designation as a part of the issuance of such Shares.

“Permitted Transfer” means a transfer of Class B Shares in connection with a transfer of Och-Ziff Operating Group Units that is permitted under (and effected in compliance with) the Group Member Agreements and is otherwise made in compliance with applicable securities laws, including the Securities Act; provided, that such transfer of Class B Shares is made to the same transferee as the transferee of the Och-Ziff Operating Group Units; and provided, further, that the number of Class B Shares transferred is equal to the number of Och-Ziff Operating Group Units transferred to such transferee.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), Governmental Entity or other entity (or series thereof).

“Plan of Conversion” has the meaning assigned to such term in Section 10.1.

“Preferred Shares” means a class of Shares that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares in (i) the right to share profits or losses or items thereof, (ii) the right to share in Company distributions, or (iii) rights upon dissolution or liquidation of the Company.

“Prime Rate” means the prime rate of interest as quoted from time to time by Bloomberg, The Wall Street Journal or another source reasonably selected by the Company from time to time.

“Principal Entities” means the Persons directly Controlled by Och-Ziff Holding.

“Principal Entities Portion” means, with respect to any Equity Proceeds, a portion of such Equity Proceeds determined by multiplying such Equity Proceeds by a fraction that is equal to the ratio of (i) the aggregate equity value of the Principal Entities at the time such Equity Proceeds are received, to (ii) the aggregate equity value of the Och-Ziff Operating Group Entities at such time, in each case, as determined by the Board of Directors.

“Quarter” means, unless the context requires otherwise, a fiscal quarter, or, with respect to the first fiscal quarter after the Closing Date, the portion of such fiscal quarter after the Closing Date, of the Company.

“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the Company for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” or “holder” means (a) with respect to any Class A Shares, the Person in whose name such Shares are registered on the books of the Company or the Transfer Agent, as applicable, as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose name such Shares are registered on the books that the Company or the Transfer Agent, as applicable, has caused to be kept as of the opening of business on such Business Day.

“Registration Rights Agreement” means one or more Registration Rights Agreements providing for the registration of Class A Shares to be entered into among the Company and certain holders of Och-Ziff Operating Group Units on or prior to the Closing Date.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-144256) as it has been or as it may be amended or supplemented from time to time, filed by the Company with the Commission under the Securities Act to register the offering and sale of the Class A Shares in the IPO.

“Required Allocations” means (a) any limitation imposed on any allocation of Net Losses under Section 4.1(b) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Sections 4.1(c)(i)-(viii).

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for U.S. federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 4.2(b)(i)(A) or Section 4.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Share” means a share issued by the Company that evidences a Member’s rights, powers and duties with respect to the Company pursuant to this Agreement and the Delaware Act. Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

“Share Designation” has the meaning assigned to such term in Section 3.2(c).

“Share Majority” means a majority of the total votes that may be cast in the election of Directors by holders of all Outstanding Voting Shares.

“Special Approval” means, with respect to any transaction, activity, arrangement or circumstance, that (i) it has been specifically approved by a majority of the members of the Conflicts Committee acting in good faith, or (ii) it complies, as determined by the Conflicts Committee, with any rules or guidelines established by the Conflicts Committee with respect to categories of transactions, activities, arrangements or circumstances that are deemed approved by the Conflicts Committee.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

“Substitute Member” means a Person who is admitted as a Member of the Company pursuant to Section 3.5(c) as a result of a transfer of Shares to such Person.

“Surviving Business Entity” has the meaning assigned to such term in Section 10.2(a)(ii).

“Tax Matters Partner” means the “tax matters partner” as defined in the Code.

“Tax Receivable Agreement” means the Tax Receivable Agreement to be entered into in connection with the IPO, by and among the Och-Ziff Operating Group Entities and each partner of any Och-Ziff Operating Group Entity.

“Transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Company shall act in such capacity.

“Trust” has the meaning assigned to such term in Section 12.6(f).

“Underwriter” means each Person named as an underwriter in the Underwriting Agreement who is obligated to purchase Class A Shares pursuant thereto.

“Underwriters’ Option” means the option to purchase additional Class A Shares granted to the Underwriters by the Company pursuant to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement to be entered into by the Company and the Underwriters providing for the sale of Class A Shares in the IPO.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

“Voting Shares” means the Class A Shares, the Class B Shares and any other class of Shares issued after the date of this Agreement that entitles the Record Holder thereof to vote on any matter submitted for consent or approval of Members under this Agreement.

Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

ARTICLE II

ORGANIZATION

Section 2.1 Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 2.2 Name. The name of the Company shall be “Och-Ziff Capital Management Group LLC.” The Company’s business may be conducted under any other name or names, as determined by the Board of Directors. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Board of Directors, the registered office of the Company in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 9 West 57th Street, New York, New York 10019 or such other place as the Board of Directors may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

Section 2.4 Purposes. The purposes of the Company shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act, (b) acquire, hold and dispose of interests in any corporation, partnership, joint venture, limited liability company or other entity, including Och-Ziff Holding and Och-Ziff Corp., and, in connection therewith, to exercise all of the rights and powers conferred upon the Company with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes; provided, however, that, except pursuant to Section 11.1, the Company shall not engage, directly or indirectly, in any business activity that the Board of Directors determines would cause the Company to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes.

Section 2.5 Powers. The Company shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes described in Section 2.4, subject to the limitations set forth in Section 2.9.

Section 2.6 Power of Attorney. Each Member hereby constitutes and appoints each of the Chief Executive Officer, the Chief Financial Officer and the Secretary of the Company and, if a Liquidator shall have been selected pursuant to Section 8.2, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(a) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(i) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(ii) all certificates, documents and other instruments that the Chief Executive Officer, the Chief Financial Officer or Secretary of the Company, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(iii) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Directors or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company pursuant to the terms of this Agreement;

(iv) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Articles III or VIII;

(v) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class of Shares issued pursuant to Section 3.2; and

(vi) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company pursuant to Article X.

(b) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors or the Liquidator determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Section 9.2 or any other provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series required to take any action, the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidator, may exercise the power of attorney made in this Section 2.6(b) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or series, as applicable.

Nothing contained in this Section 2.6 shall be construed as authorizing the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidator, to amend, change or modify this Agreement except in accordance with Article IX or as may be otherwise expressly provided for in this Agreement.

(c) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidator, taken in good faith under such power of attorney in accordance with Section 2.6. Each Member shall execute and deliver to the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such Officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.7 Term. The Company’s term shall be perpetual, unless and until it is dissolved in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.8 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Director or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

Section 2.9 Relationship With Och-Ziff Operating Group. At all times prior to the Consent Termination Date, notwithstanding anything in this Agreement to the contrary, unless the Company receives the Consent of the Class B Shareholder Committee, the Company shall adhere to the following:

(a) The Company and its Subsidiaries (other than the Och-Ziff Operating Group and its Subsidiaries) shall not, directly or indirectly, enter into or conduct any business activity or transaction, or hold any assets other than (i) business conducted and assets held by the Och-Ziff Operating Group and its Subsidiaries, (ii) the ownership, acquisition and disposition of equity interests in Subsidiaries of the Company, (iii) the management of the business of the Och-Ziff Operating Group, either directly or through Subsidiaries, (iv) making loans and incurring indebtedness that is not prohibited under this Section 2.9, (v) the offering, sale, syndication, private placement or public offering of shares, bonds, other securities or other interests in compliance with this Section 2.9, (vi) subject to Section 2.9(b), any financing or refinancing of any type related to the Och-Ziff Operating Group, its Subsidiaries or any of their assets or activities, (vii) any activity or transaction contemplated by the Class B Shareholders Agreement, any Registration Rights Agreements, the Underwriting Agreement, the Tax Receivable Agreement or the Exchange Agreement, and (viii) such activities as are incidental to the foregoing.

(b) The Company and its Subsidiaries (other than the Och-Ziff Operating Group and its Subsidiaries) shall not incur or guarantee any indebtedness other than (i) indebtedness incurred in connection with an exchange under the Exchange Agreement, and (ii) indebtedness to the Company or any of its Subsidiaries.

(c) The Company and its Subsidiaries (other than the Och-Ziff Operating Group and its Subsidiaries) shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Och-Ziff Operating Group) other than equity interests in Subsidiaries permitted under this Section 2.9, loans, debt securities or other evidence of indebtedness permitted under this Section 2.9, and such cash and cash equivalents, bank accounts or similar instruments or accounts as the Board of Directors deems reasonably necessary for the Company and its Subsidiaries to pay their expenses and other liabilities, and carry out their respective responsibilities contemplated under this Agreement.

(d) The Company shall, directly or indirectly through any combination of direct or indirect wholly owned Subsidiaries, maintain at all times ownership of 100% of the outstanding equity interests in Och-Ziff Corp. and Och-Ziff Holding and shall not dispose of any interest in Och-Ziff Corp., Och-Ziff Holding or the Och-Ziff Operating Group. The Company and its Subsidiaries shall cause Och-Ziff Corp. and Och-Ziff Holding to maintain at all times ownership of, and control the voting of, all outstanding Class B Units in the Och-Ziff Operating Group Entities, and shall not permit any Person (other than Och-Ziff Corp., Och-Ziff Holding or another direct or indirect wholly owned Subsidiary of the Company) to possess or exercise a right or ability to remove, replace, appoint or elect the general partner, managing member or similar Person of any Och-Ziff Operating Group Entity. The Company and its Subsidiaries (other than the Och-Ziff Operating Group and its Subsidiaries), including Och-Ziff Corp. and Och-Ziff Holding, shall not own any interest in any Person other than (i) the Och-Ziff Operating Group Entities or (ii) a wholly owned Subsidiary that, directly or indirectly through other wholly owned Subsidiaries, owns an interest in the Och-Ziff Operating Group Entities.

(e) If the Company issues any equity securities, including, without limitation, Shares, options, rights, warrants or other securities exercisable to purchase Shares or other equity securities of the Company (“Company Exercisable Securities”) or securities convertible into or exchangeable for Shares or other equity securities of the Company (“Company Convertible Securities”), after the date of this Agreement:

(i) The Company shall immediately (x) contribute to Och-Ziff Holding a portion of any cash proceeds, assets or other consideration received from the issuance of such securities, if any, and from the exercise of any Company Exercisable Securities, if any, but excluding any Company Convertible Securities surrendered for conversion or exchange (collectively, the “Equity Proceeds”), at least equal to the Principal Entities Portion, and (y) contribute to Och-Ziff Corp. the remaining portion of such Equity Proceeds;

(ii) The Company and its Subsidiaries shall cause Och-Ziff Holding to immediately (x) contribute to the Principal Entities (allocated among them in accordance with their relative equity values at the time, as reasonably determined by the Board of Directors) the Principal Entities Portion of the Equity Proceeds received by Och-Ziff Holding, and (y) loan to Och-Ziff Corp. the remaining portion (if any) of the Equity Proceeds received by Och-Ziff Holding;

(iii) The Company and its Subsidiaries shall cause Och-Ziff Corp. to immediately contribute to the Operating Entities (x) the portion of the Equity Proceeds received by Och-Ziff Corp., and (y) the portion of the Equity Proceeds loaned to Och-Ziff Corp. by Och-Ziff Holding (allocated among the Operating Entities in accordance with their relative equity values at the time, as reasonably determined by the Board of Directors);

(iv) The Company and its Subsidiaries shall cause each Och-Ziff Operating Group Entity to issue to Och-Ziff Corp. and Och-Ziff Holding, in exchange for the portion of the Equity Proceeds contributed to them, if any (it being understood that such issuance shall occur even if there are no Equity Proceeds), (x) in the case of an issuance of Class A Shares, a number of Class B Units equal to the number of Class A Shares issued, and (y) in the case of an issuance of any other equity securities by the Company, a new class or series of units or other equity securities with designations, preferences and other rights, terms and provisions that are substantially the same as those of such other equity securities issued by the Company (with any dollar amounts adjusted to reflect the portion of the total amount of cash proceeds, assets or other consideration received by the Company that is contributed to such Och-Ziff Operating Group Entity) equal in number to the number of such other equity securities issued by the Company;

(v) If the Company issues any Company Exercisable Securities, then upon the exercise of any such Company Exercisable Securities, the Company shall cause Och-Ziff Corp. and Och-Ziff Holding to exercise an equal number of the equivalent equity securities that were issued by each of the Och-Ziff Operating Group Entities to Och-Ziff Corp. or Och-Ziff Holding in connection with the original issuance of such Company Exercisable Securities (on the same basis);

(vi) If the Company issues any Company Convertible Securities, then upon the conversion or exchange of such Company Convertible Securities, the Company shall cause Och-Ziff Corp. and Och-Ziff Holding to convert or exchange (as the case may be) an equal number of the equivalent equity securities that were issued by each of the Och-Ziff Operating Group Entities to Och-Ziff Corp. or Och-Ziff Holding in connection with the original issuance of such Company Convertible Securities (on the same basis);

(vii) If the Company issues any equity securities that are subject to vesting or forfeiture provisions, then the equivalent equity securities that are issued by the Och-Ziff Operating Group Entities to Och-Ziff Corp. and Och-Ziff Holding in connection with the issuance of such Company equity securities shall be subject to vesting or forfeiture on the same basis, and if any of the Company equity securities vest or are forfeited, an equal number of the equivalent equity securities issued by each of the Och-Ziff Operating Group Entities shall automatically vest or be forfeited; and

(viii) If the Company issues any equity securities that, in accordance with their terms, are subject to redemption, then upon the redemption of such Company equity securities, the Company shall cause each of the Och-Ziff Operating Group Entities to redeem an equal number of the equivalent equity securities that were issued to Och-Ziff Corp. or Och-Ziff Holding in connection with the original issuance of such Company equity securities (on the same basis).

(f) The Company and its Subsidiaries (other than an Och-Ziff Operating Group Entity or one of its Subsidiaries) shall not contribute cash or other assets to the Och-Ziff Operating Group Entities that are not Equity Proceeds; provided, however, that if the Consent of the Class B Shareholder Committee has been obtained with respect to such a contribution, unless such Consent of the Class B Shareholder Committee specifies an alternative structure, (i) such contribution shall be made concurrently with a contribution to each of the other Och-Ziff Operating Group Entities in accordance with Section 2.9(h), (ii) in lieu of the Och-Ziff Operating Group Entities issuing any equity securities in exchange for such contribution, the Company and its Subsidiaries shall cause each of such Och-Ziff Operating Group Entities to concurrently effect a combination of their outstanding Class A Units such that, after giving effect to such combination, the aggregate number of outstanding Class A Units is equal to the product of (1) the number of Class A Units outstanding immediately prior to giving effect to such combination and (2) a fraction, (x) the numerator of which is the number of Class B Units that such Och-Ziff Operating Group Entity has outstanding immediately prior to such contribution, and (y) the denominator of which is the sum of (1) the number of Class B Units outstanding immediately prior to such contribution, and (2) a number of Class B Units that have an aggregate value equal to the aggregate value of the cash or other assets contributed, and (iii) concurrently with the combination of Class A Units described in clause (ii), the Company shall effect a combination of Class B Shares in the same ratio as such combination of Class A Units; provided, further, that, for purposes of determining the value of Class B Units, the aggregate value of one Class B Unit in each of the Och-Ziff Operating Group Entities shall be deemed to equal the fair market value of a Class A Share on the date of such contribution, which shall be (i) the closing price of a Class A Share on the New York Stock Exchange on the trading day immediately prior to the date of such contribution, or (ii) if the Board of Directors determines otherwise, another value reasonably determined by the Board of Directors.

(g) Except as provided in Section 2.9(f), (i) the Company shall not (w) effect a split or subdivision of its Class A Shares or Class B Shares, (x) effect a reverse share split or combination of its Class A Shares or Class B Shares, (y) make a pro rata distribution of its Class A Shares or Class B Shares to the respective holders of such class of shares, or (z) effect any other recapitalization or reclassification of its Class A Shares or Class B Shares, and (ii) the Company shall not permit any Och-Ziff Operating Group Entity to (w) effect a split or subdivision of its Class A Units or Class B Units, (x) effect a reverse share split or combination of its Class A Units or Class B Units, (y) make a pro rata distribution of its Class A Units or Class B Units to the respective holders of such class of units, or (z) effect any other recapitalization or reclassification of its Class A Units or Class B Units, unless, in each case, similar transactions are effected concurrently with respect to both the Class A Shares and Class B Shares of the Company, and the Class A Units and Class B Units of each Och-Ziff Operating Group Entity such that, after giving effect to such transactions, (1) the ratio of outstanding Class A Shares to outstanding Class B Shares is maintained, (2) the ratio of outstanding Class A Units to outstanding Class B Units is maintained for each Och-Ziff Operating Group Entity and (3) the Company has the same number of Class A Shares outstanding as each Och-Ziff Operating Group Entity has Class B Units outstanding.

(h) The Company and its Subsidiaries (other than the Och-Ziff Operating Group Entities and their Subsidiaries) shall not make any capital contribution to any Och-Ziff Operating Group Entity unless a capital contribution is concurrently made to all of the Och-Ziff Operating Group Entities and the values of the capital contributions to all Och-Ziff Operating Group Entities are proportional to their relative equity values at the time, as reasonably determined by the Board of Directors; provided, however, that the contribution to each Och-Ziff Operating Group Entity may consist of a different type of asset.

(i) The Company shall not permit any Och-Ziff Operating Group Entity to issue any equity securities to the Company or any of its Subsidiaries (other than the Och-Ziff Operating Group Entities and their Subsidiaries) unless each other Och-Ziff Operating Group Entity concurrently issues to the Company and its Subsidiaries (excluding the Och-Ziff Operating Group Entities and their Subsidiaries) equity securities that are equal in number to, and have substantially the same terms and provisions as, the equity securities issued by such Och-Ziff Operating Group Entity. Nothing in this Section shall preclude the issuance of units by any Och-Ziff Operating Group Entity or its Subsidiary to another Och-Ziff Operating Group Entity or its Subsidiary in exchange for cash or other assets.

(j) The Company shall not cause the Och-Ziff Operating Group Entities to establish record dates for the payment of distributions unless they coincide with the Record Dates for distributions paid by the Company.

(k) If, as a result of an exchange pursuant to the Exchange Agreement, the Company or any of its Subsidiaries acquires any Class A Units issued by the Och-Ziff Operating Group Entities, the Company and its Subsidiaries shall cause all such Class A Units to be converted into an equal number of Class B Units issued by the Och-Ziff Operating Group Entities.

(l) The Company shall not permit the Och-Ziff Operating Group Entities to repurchase or redeem any equity securities from the Company or any of its Subsidiaries (excluding the Och-Ziff Operating Group Entities and their Subsidiaries) except pursuant to Section 2.9(e)(viii).

(m) For the avoidance of doubt, nothing in this Section 2.9 shall be interpreted in a manner that would reduce, diminish or supersedes any of the rights or privileges of the Class B Shareholder Committee under the Class B Shareholders Agreement.

ARTICLE III

MEMBERS AND SHARES

Section 3.1 Members.

(a) A Person shall be admitted as a Member and shall become bound by, and shall be deemed to have agreed to be bound by, the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share, and such Person shall become the Record Holder of such Share, in accordance with the provisions of this Article III and the other terms of this Agreement. A Person may become a Record Holder without the consent or approval of any of the Members and without execution of this Agreement. A Person may not become a Member without acquiring a Share.

(b) The name and mailing address of each Member or such Member’s representative shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent.

(c) Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

(d) Subject to Articles X and XII, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to withdraw from the Company; provided, that when a transferee of a Member’s Shares becomes a Record Holder of such Shares, such transferring Member shall cease to be a Member of the Company with respect to the Shares so transferred.

(e) Except to the extent expressly provided in this Agreement (including any Share Designation, as such term is defined in Section 3.2(c)): (i) no Member shall be entitled to the withdrawal or return of any Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions; (iii) no interest shall be paid by the Company on Capital Contributions; and (iv) no Member, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

(f) Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

Section 3.2 Authorization to Issue Shares.

(a) The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares or other Share-based awards, for any purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Members, notwithstanding any provision of Section 9.1 or Section 9.2. Each Share shall have the rights and be governed by the provisions set forth in this Agreement (including any Share Designation). Except to the extent expressly provided in this Agreement (including any Share Designation), no Shares shall entitle any Member to any preemptive, preferential, or similar rights with respect to the issuance of Shares.

(b) As of the date of this Agreement, two classes of Shares have been designated: Class A Shares and Class B Shares. Pursuant to Section 4.3 of the First Amended and Restated LLC Agreement, the Initial Members’ membership interests in the Company were automatically reclassified as Class B Shares upon the execution of this Agreement. As a result, as of the date of this Agreement, the Initial Members constitute all of the Class B Shareholders and hold an aggregate of [            ] Class B Shares, and no Class A Shares have been issued. The Class A Shares and the Class B Shares shall entitle the Record Holders thereof to one vote per Share on any and all matters submitted for the consent or approval of Members generally. The Company and the Class B Shareholders are expected to enter into the Class B Shareholders Agreement, which is expected to set forth certain agreements among them, including with respect to the establishment of and delegation of authority to the Class B Shareholder Committee, the grant by the Class B Shareholders of a voting proxy in favor of the Class B Shareholder Committee, the grant of certain approval rights to the Class B Shareholder Committee, the selection by the Class B Shareholder Committee of nominees for the Board of Directors and limitations on the transfer of the Class B Shares, in each case as contemplated by the Registration Statement. The Class B Shareholders, Och-Ziff Corp., Och-Ziff Holding, the Company, each Och-Ziff Operating Group Entity and certain other holders of Och-Ziff Operating Group Units are expected to enter into an Exchange Agreement which is expected to provide for the exchange by the Class B Shareholders of their Class A Units with the Och-Ziff Operating Group Entities, for cash or Class A Shares and the corresponding cancellation of an equal number of Class B Shares held by such Class B Shareholders, as contemplated by a Registration Statement. The holders of the Och-Ziff Operating Group Units are expected to enter into the Registration Rights Agreement with the Company pursuant to which they will be granted certain registration rights with respect to Class A Shares that may be delivered to them in exchange for their Och-Ziff Operating Group Units and any other Class A Shares they may otherwise hold from time to time.

(c) In addition to the Class A Shares and the Class B Shares, and without the consent or approval of any Members, additional Shares may be issued by the Company in one or more classes, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes of Shares), as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors in compliance with Section 5.1 (each, a “Share Designation”), including (i) the right to share Company profits and losses or items thereof; (ii) the right to share in Company distributions, the dates distributions will be payable and whether distributions with respect to such series or class will be cumulative or non-cumulative; (iii) rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may redeem the Shares; (v) whether such Shares are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates, or any adjustments thereto, the date or dates on which, or the period or periods during which, the Shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made; (vi) the terms and conditions upon which such Shares will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest, if any, applicable to such

Shares; (viii) the terms and amounts of any sinking fund provided for the purchase or redemption of such Shares; (ix) whether there will be restrictions on the issuance of Shares of the same class or series or any other class or series; and (x) the right, if any, of the holder of each such Share to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Shares. A Share Designation (or any resolution of the Board of Directors amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Share Designation, the Board of Directors may at any time increase or decrease the amount of Preferred Shares of any class or series, but not below the number of Preferred Shares of such class or series then Outstanding.

(d) The Company is authorized to issue up to one billion Class A Shares, 750 million Class B Shares, and 250 million Preferred Shares. All Shares issued pursuant to, and in accordance with the requirements of, this Article III shall be validly issued, fully paid and nonassessable Shares in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Share Designation).

(e) The Board of Directors may, without the consent or approval of any Members, amend this Agreement and make any filings under the Delaware Act or otherwise to the extent the Board of Directors determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to this Article III, including, without limitation, an amendment of Section 3.2(d).

Section 3.3 Certificates.

(a) Notwithstanding anything to the contrary herein, unless the Board of Directors shall determine otherwise in respect of one or more classes of Shares or as may be required by the Depository with respect to any specific class of Shares, Shares shall not be evidenced by physical Certificates. No Member shall have the right to require the Company to issue physical Certificates representing Shares for any reason, except as may be required by applicable law. If the Board of Directors authorizes the issuance of Shares to any Person in the form of physical Certificates, the Company shall issue one or more Certificates in the name of such Person evidencing the number of such Shares being so issued. Certificates shall be executed on behalf of the Company by any two Authorized Signatories. If and to the extent a Transfer Agent has been appointed with respect to any class or series of Shares, no Certificate representing such class or series of Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Directors elects to issue Shares in global form, the Certificates representing Shares shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Shares have been duly registered in accordance with the directions of the Company. Any or all of the signatures required on the Certificate may be by facsimile. If any Officer or Transfer Agent who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such Officer or Transfer Agent at the date of issue. Certificates for any class or series of Shares shall be consecutively numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the holder’s name and number and type of Shares.

(b) If any mutilated Certificate is surrendered to the Company or the Transfer Agent, the appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate: (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company. If a Member fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 3.4 Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

Section 3.5 Registration and Transfer of Shares.

(a) The Company shall keep or cause to be kept on behalf of the Company a register (which may be in electronic form) that will provide for the registration and transfer of Shares. The Board of Directors may appoint a Transfer Agent to act as registrar and transfer agent for the purpose of registering any class of Shares and transfers of such class of Shares as herein provided. For Shares represented by Certificates, upon surrender of a Certificate for registration of transfer of any Shares evidenced by a Certificate, the appropriate Officers of the Company shall execute and deliver, and in the case of Shares for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as were evidenced by the Certificate so surrendered, provided that a transferor shall provide the address and facsimile number for each such transferee as contemplated by Section 13.1.

(b) The Company shall not recognize any transfer of Shares evidenced by Certificates until the Certificates evidencing such Shares are surrendered for registration of transfer. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of Shares, whether or not such Shares are evidenced by Certificates, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) By acceptance of the transfer of any Share, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Company as a Substitute Member with respect to the Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company or the Transfer Agent, as applicable, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Shares so transferred, (iv) grants powers of attorney to the Officers of the Company and any Liquidator of the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

(d) Nothing contained in this Agreement shall preclude electronic book-entry only transfer of Shares or the settlement of any transactions involving Shares entered into through the facilities of the Depository or any National Securities Exchange on which such Shares are listed for trading.

(e) No Class B Shareholder may, directly or indirectly, transfer any Class B Shares, except pursuant to a Permitted Transfer or as otherwise permitted by the Class B Shareholder Committee as provided in the Class B Shareholders Agreement.

Section 3.6 Capital Accounts.

(a) The Company shall maintain for each Member (or a Beneficial Owner of Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method acceptable to the Company) owning Shares a separate Capital Account with respect to such Shares in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Company with respect to the corresponding Shares pursuant to this Agreement and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with Section 3.6(b) and allocated with respect to the corresponding Shares pursuant to Section 4.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to the corresponding Shares pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with Section 3.6(b) and allocated with respect to the corresponding Shares pursuant to Section 4.1. Except as otherwise indicated in this Agreement, the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulation.

(b) For purposes of computing the amount of any item of income, gain, loss or deduction, which is to be allocated pursuant to Article IV and is to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

(i) All fees and other expenses incurred by the Company to promote the sale of (or to sell) Shares that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Members pursuant to Section 4.1.

(ii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iii) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.

(c) A transferee of Shares shall succeed to a pro rata portion of the Capital Account of the transferor based on the number of Shares so transferred.

(d) The Capital Account balance of each Member shall be adjusted in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(f) to reflect the Member’s allocable share (as determined under Article IV) of the items of Net Income or Net Losses that would be realized by the Company if it sold all of its property at its fair market value (taking Code Section 7701(g) into account) on (a) the date of the acquisition of any additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Company assets to a Member; (c) the date any interest in the Company is relinquished to the Company; or (d) any other date specified in the United States Treasury Regulations; provided however that adjustments pursuant to clauses (a), (b), (c) and (d) above shall be made only if the Board of Directors, in its sole discretion, determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members.

(e) Notwithstanding anything expressed or implied to the contrary in this Agreement, the Capital Account of each holder of Class B Shares shall at all times be zero, except to the extent such holder also holds Class A Shares or other Shares in addition to Class B Shares.

(f) Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Board of Directors shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members, the Board of Directors may make such modification.

(g) Notwithstanding anything expressed or implied to the contrary in this Agreement, no Member shall have the right to request, demand, or receive any distribution in respect of such Member’s Capital Account from the Company (other than distributions made in accordance with, and subject to the terms and conditions of, Section 8.3(a)-(c)).

Section 3.7 Splits and Combinations.

(a) Subject to paragraph (d) of this Section and Section 2.9, the Company may make a pro rata distribution of Shares of any class or series to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Share basis or stated as a number of Shares are proportionately adjusted.

(b) Whenever such a distribution, subdivision or combination of Shares is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Shares as of the applicable Record Date representing the new number of Shares held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Shares Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate that was held by such Record Holder immediately prior to the applicable Record Date.

(d) The Company shall not issue fractional Shares upon any distribution, subdivision or combination of Shares. If a distribution, subdivision or combination of Shares would otherwise result in the issuance of fractional Shares, each fractional Share shall be rounded to the nearest whole Share (and a 0.5 Share shall be rounded to the next higher Share).

ARTICLE IV

ALLOCATIONS AND DISTRIBUTIONS

Section 4.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company’s items of income, gain, loss and deduction (computed in accordance with Section 3.6(b)) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.

(a) Net Income. After giving effect to the special allocations set forth in Section 4.1(c), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated to the Members in accordance with their respective Percentage Interests.

(b) Net Losses. After giving effect to the special allocations set forth in Section 4.1(c), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated to the Members in accordance with their respective Percentage Interests; provided that to the extent any allocation of Net Losses would cause any Members to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account), such allocation of Net Loss shall be reallocated among the other Members in accordance with their respective Percentage Interests.

(c) Special Allocations. Notwithstanding any other provision of this Section 4.1, the following special allocations shall be made for such taxable period:

(i) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 4.1(c), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.1(c) with respect to such taxable period (other than an allocation pursuant to Sections 4.1(c)(iii) and 4.1(c)(vi)). This Section 4.1(c)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Chargeback of Member Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 4.1 (other than Section 4.1(c)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 4.1(c), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 4.1(c), other than Section 4.1(c)(i) and other than an allocation pursuant to Sections 4.1(c)(v) and 4.1(c)(vi), with respect to such taxable period. This Section 4.1(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or

(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Sections 4.1(c)(i) or (ii). This Section 4.1(c)(iii) is intended to qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv) Gross Income Allocations. In the event any Member has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 4.1(c)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 4.1 have been tentatively made as if this Section 4.1(c)(iv) were not in this Agreement.

(v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Percentage Interests. If the Board of Directors determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Board of Directors is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

(vii) Nonrecourse Liabilities. Nonrecourse Liabilities of the Company described in Treasury Regulation Section 1.752-3(a)(3) shall be allocated among the Members in a manner chosen by the Board of Directors and consistent with such Treasury Regulation.

(viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(ix) Curative Allocation.

(A) The Required Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Required Allocations shall be offset either with other Required Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.1(c)(ix). Therefore, notwithstanding any other provision of this Article IV (other than the Required Allocations), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Required Allocations were not part of this Agreement and all Company items were allocated pursuant to the economic agreement among the Members.

(B) The Board of Directors shall, with respect to each taxable period, (1) apply the provisions of Section 4.1(c)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 4.1(c)(ix)(A) among the Members in a manner that is likely to minimize such economic distortions.

Section 4.2 Allocations for Tax Purposes.

(a) Except as otherwise provided herein, each item of income, gain, loss and deduction shall be allocated, for U.S. federal income tax purposes, among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 4.1.

(b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or an Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for U.S. federal income tax purposes among the Members as follows:

(i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 4.1.

(ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the variation between the adjusted basis of such property for U.S. federal income tax purposes and its Carrying Value, and (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 4.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 4.1.

(iii) The Board of Directors may cause the Company to eliminate Book-Tax Disparities using any method or methods described in Treasury Regulation Section 1.704-3.

(c) For the proper administration of the Company and for the preservation of uniformity of the Shares (or any class or classes thereof), the Board of Directors, as it determines in its sole discretion is necessary or appropriate to execute the provisions of this Agreement and to comply with federal, state and local tax law, and to achieve uniformity of Shares within a class, shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for U.S. federal income tax purposes of income (including gross income) or deductions; (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Shares (or any class or classes thereof); and (iv) adopt and employ such methods for (A) the maintenance of Capital Accounts for book and tax purposes, (B) the determination and allocation of adjustments, if any, under Sections 704(c), 734 and 743 of the Code, (C) the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of Members, (E) the provision of tax information and reports to the Members, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and tax basis, (H) the adoption and maintenance of accounting methods, (I) the recognition of the transfer of Shares, (J) tax compliance and other tax-related requirements, including the use of computer software, and to use filing and reporting procedures similar to those employed by publicly-traded partnerships and limited liability companies.

(d) Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 4.2, be characterized as Recapture Income in the same proportions and to the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(e) All items of income, gain, loss, deduction and credit recognized by the Company for U.S. federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Company; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Board of Directors) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(f) For purposes of determining the items of Company income, gain, loss, deduction, or credit allocable to any Member with respect to any period, such items shall be determined on a daily, monthly, quarterly or other basis, as determined by the Board of Directors in its sole discretion, using any permissible method under Section 706 of the Code and the Treasury Regulations promulgated thereunder.

(g) Allocations that would otherwise be made to a Member under the provisions of this Article IV shall instead be made to the Beneficial Owner of Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board of Directors.

Section 4.3 Distributions to Record Holders.

(a) Subject to the applicable provisions of the Delaware Act, the Board of Directors may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets to the Members. Subject to the terms of any Share Designation, distributions shall be paid to Members in accordance with their respective Percentage Interests as of the Record Date selected by the Board of Directors. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not make or pay any distributions of cash or other assets with respect to the Class B Shares except for distributions consisting only of additional Class B Shares paid proportionally with respect to each outstanding Class B Share.

(b) Notwithstanding Section 4.3(a), in the event of the dissolution and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 8.3(a).

(c) Pursuant to Section 7.4, the Company or its authorized agent is authorized to withhold from payments or other distributions to the Members, and to pay over to any U.S. federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any other law. All amounts withheld with respect to any payment or other distribution by the Company to the Members shall be treated as amounts paid to the Members with respect to which such amounts were withheld pursuant to this Section 4.3(c) or Section 8.3 for all purposes under this Agreement.

(d) Each distribution in respect of any Shares shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Shares as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(e) The Board of Directors may cause the Company to make distributions of assets in kind in its sole and absolute discretion. Whenever the distributions provided for in Section 4.3 shall be distributable in property other than cash, the value of such distribution shall be the fair market value of such property determined by the Board of Directors in good faith, and in the event of such a distribution there shall be allocated to the Members in accordance with Article IV the amount of Net Income or Net Loss that would result if the distributed asset had been sold for an amount in cash equal to its fair market value at the time of the distribution. No Member shall have the right to demand that the Company distribute any assets in kind to such Member.

ARTICLE V

MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1 Power and Authority of Board of Directors. Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a board of directors (the “Board of Directors”). As provided in Section 5.22, the Board of Directors shall have the power and authority to appoint Officers of the Company. The Directors and Officers shall constitute “managers” within the meaning of the Delaware Act. No Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors, on the one hand, and of the Officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL. In addition to the powers that now or hereafter can be granted to managers under the Delaware Act and to all other powers granted under any other provision of this Agreement, the Board of Directors shall have full power and authority to do, and to direct the Officers to do, all things on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, subject to any required approvals pursuant to this Agreement, the Class B Shareholders Agreement or otherwise, including the following:

(a) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Shares, and the incurring of any other obligations;

(b) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(c) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (subject, however, to any prior approval of Members that may be required by this Agreement);

(d) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company and its Subsidiaries; the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Company and its Subsidiaries; and the making of capital contributions to any of its Subsidiaries;

(e) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);

(f) the declaration and payment of distributions of cash or other assets to Members;

(g) the selection and dismissal of Officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, and the creation and operation of employee benefit plans, employee programs and employee practices;

(h) the maintenance of insurance for the benefit of the Company Group and the Indemnified Persons;

(i) the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(j) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(k) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(l) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such exchange;

(m) the issuance, sale or other disposition, and the purchase or other acquisition, of Shares or options, rights, warrants or appreciation rights relating to Shares;

(n) the undertaking of any action in connection with the Company’s interest or participation in any Group Member;

(o) the registration of any offer, issuance, sale or resale of Shares or other securities issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Shares or other securities by Members or other securityholders); and

(p) the execution and delivery of agreements with Affiliates of the Company, including to render services to a Group Member.

In exercising its authority under this Agreement, the Board of Directors may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken (or not taken) by it.

Section 5.2 Number, Qualification and Term of Office of Directors. The number of Directors which shall constitute the whole Board of Directors shall be three at the time of the execution of this Agreement and shall be increased to seven within one year of completion of the IPO. The vacancies on the Board of Directors that result from the increase in the authorized number of Directors following completion of the IPO shall, subject to the Class B Shareholders Agreement, be filled by individuals selected by a majority of the Directors then in office, who shall also specify the class to which each newly appointed Director belongs. After completion of the IPO, the number of Directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution adopted by a majority of the Board of Directors then in office, provided that for so long as the Class B Shareholder Committee shall have the right to designate nominees to the Board of Directors under the Class B Shareholders Agreement, the number of Directors may not be increased beyond seven without the Consent of the Class B Shareholder Committee. The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the whole Board of Directors. At the time of the execution of this Agreement, the Class I Director shall be Joel Frank, the Class II Director shall be David Windreich, and the Class III Director shall be Daniel Och. At the time of the execution of this Agreement, the Class I Directors shall have a term expiring at the 2008 annual meeting of Members, the Class II Directors shall have a term expiring at the 2009 annual meeting of Members, and the Class III Directors shall have a term expiring at the 2010 annual meeting of Members. Each Director shall hold office until his successor is elected or appointed and qualified, or until his or her earlier death, resignation or removal.

Section 5.3 Election of Directors. At each succeeding annual meeting of Members beginning in 2008, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three (3)-year term and until their successors are duly elected or appointed and qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class or from the death, resignation or removal from office of a Director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Directors need not be Members. The Directors shall be elected at the annual meeting of Members, except as provided in Section 5.6 and each Director elected shall hold office until the third succeeding meeting next after such Director’s election and until such Director’s successor is duly elected and qualified, or until such Director’s death or until such Director resigns or is removed in the manner hereinafter provided.

Section 5.4 Removal. Any Director or the whole Board of Directors may be removed, with or without cause, at any time, by the affirmative vote of holders of a Share Majority, given at an annual meeting or at a special meeting of Members called for that purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the Board of Directors as provided in Section 5.6.

Section 5.5 Resignations. Any Director may resign at any time by giving notice of such Director’s resignation in writing or by electronic transmission to the Chairman of the Board, if there be one, the Chief Executive Officer and the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Company. Unless otherwise specified therein, the acceptance of such resignation by the Board of Directors shall not be necessary to make it effective. The vacancy in the Board of Directors caused by any such resignation shall be filled by the Board of Directors as provided in Section 5.6.

Section 5.6 Vacancies. Unless otherwise required by law and subject to Section 5.2 and the Class B Shareholders Agreement, any vacancy on the Board of Directors that results from newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, provided that a quorum is present, and any other vacancies may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. Any Director of any class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of that class and until such Director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of such Director’s predecessor and until such Director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by the Delaware Act.

Section 5.7 Nomination of Directors. Subject to the rights of the Class B Shareholder Committee to nominate Persons for election to the Board of Directors, only Persons who are nominated in accordance with the procedures set forth in Section 12.11(a) and (b) shall be eligible for election as Directors of the Company, except as may be otherwise provided in any Share Designation with respect to the right of Members of any class of Shares to nominate and elect a specified number of Directors in certain circumstances.

Section 5.8 Chairman of Meetings. The Board of Directors may elect one of its members as Chairman of the Board (the “Chairman of the Board”). Daniel Och shall initially serve as Chairman of the Board. At each meeting of the Board of Directors, the Chairman of the Board or, in the Chairman of the Board’s absence, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary of the Company shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 5.9 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.10 Regular Meetings. A regular meeting of the Board of Directors shall be held without any other notice than this Agreement, immediately after, and at the same place (if any) as, each annual meeting of Members. The Board of Directors may, by resolution, provide the time and place (if any) for the holding of additional regular meetings without any other notice (including any notice to Members) than such resolution. Unless otherwise determined by the Board of Directors, the Secretary of the Company shall act as Secretary at all regular meetings of the Board of Directors and in the Secretary’s absence a temporary Secretary or Assistant Secretary shall be appointed by the chairman of the meeting.

Section 5.11 Special Meetings; Notice. Special meetings of the Board of Directors may be called by any member of the Board of Directors, the Chief Executive Officer or, upon a resolution adopted by the Board of Directors, by the Secretary or Assistant Secretary on twenty-four (24) hours’ notice to each Director, either personally or by telephone or by mail, telegraph, telex, cable, wireless or other form of recorded or electronic communication, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances; special meetings shall be called by the Chairman of the Board, the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of two (2) Directors. Notice of any such meeting need not be given to any Director, however, if waived by such Director in writing or by telegraph, telex, cable, wireless or other form of recorded or electronic communication, or if such Director shall be present at such meeting.

Section 5.12 Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by all members of the Board or of such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 5.13 Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 5.14 Quorum. At all meetings of the Board of Directors, a majority of the then total number of Directors in office shall constitute a quorum for the transaction of business. At all meetings of any committee of the Board of Directors, the presence of a majority of the total number of members of such committee (assuming no vacancies) shall constitute a quorum. The act of a majority of the Directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the Directors or Members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting.

Section 5.15 Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the then total number of members of the Board of Directors, designate one (1) or more committees consisting of one (1) or more Directors of the Company, which, to the extent provided in such resolution or resolutions, shall have and may exercise, subject to the provisions of this Agreement, the powers and authority of the Board of Directors granted hereunder; but no such committee shall have the power to fill vacancies in the Board of Directors or any committee or in their respective membership, to approve or adopt, or recommend to the Members, any action or matter, other than the election or removal of Directors, expressly required by this Agreement to be submitted to Members for their approval, or to authorize the issuance of Shares, except that such a committee may, to the extent provided in such resolutions, (a) grant and authorize options and other rights with respect to the Shares pursuant to and in accordance with any plan or authorizing resolutions approved by the Board of Directors and (b) function as the pricing committee with respect to any offering of Shares authorized by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time. The Secretary of the Company shall act as Secretary of any committee, unless otherwise provided by the Board of Directors or the committee.

Section 5.16 Alternate Members of Committees. The Board of Directors may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 5.17 Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

Section 5.18 Remuneration. Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the Directors shall, as such, receive any stated remuneration for such Director’s services; but the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any Director, payable in cash or securities, either as such Director’s annual remuneration as such Director or member of any special or standing committee of the Board of Directors or as remuneration for such Director’s attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Company shall reimburse each Director for any expenses paid by such Director on account of such Director’s attendance at any meeting. Nothing in this Section 5.18 shall be construed to preclude any Director from serving the Company in any other capacity and receiving remuneration therefor.

Section 5.19 Exculpation, Indemnification, Advances and Insurance.

(a) Subject to other applicable provisions of this Article V, to the fullest extent permitted by applicable law, the Indemnified Persons shall not be liable to the Company, any Subsidiary of the Company, any Director of the Company, any Member or any holder of any equity interest in any Subsidiary of the Company for any acts or omissions by any of the Indemnified Persons arising from the performance of their duties and obligations in connection with the Company, this Agreement or any investment made or held by the Company, including with respect to any acts or omissions made while serving at the request of the Company as an officer, director, member, partner, tax matters partner, fiduciary or trustee of another Person or any employee benefit plan, if such Indemnified Person acted in a manner not constituting fraud, gross negligence or willful misconduct. The Indemnified Persons shall be indemnified by the Company, to the fullest extent permitted by law (except in instances of fraud, gross negligence or willful misconduct), against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements) arising from the performance of any of their duties or obligations in connection with their service to the Company or this Agreement, or any investment made or held by the Company or any of its Subsidiaries, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company under Delaware law, a Director or Officer of the Company or any Subsidiary of the Company, or an officer, director, member, partner, tax matters partner, fiduciary or trustee of another Person or any employee benefit plan at the request of the Company. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Officers are hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this

Section 5.19 in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this Section 5.19(a) that the Company indemnify each Indemnified Person to the fullest extent permitted by law if such Indemnified Person acted in a manner not constituting fraud, gross negligence or willful misconduct. The termination of any action, suit or proceeding relating to or involving an Indemnified Person by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person committed an act or omission that constitutes fraud, gross negligence or willful misconduct.

(b) The provisions of this Agreement, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 5.23, are agreed by each Member to modify such duties and liabilities of the Indemnified Person to the extent permitted by law.

(c) Any indemnification under this Section 5.19 (unless ordered by a court) shall be made by the Company unless the Board of Directors determines in the specific case that indemnification of the Indemnified Person is not proper in the circumstances because such person has not met the applicable standard of conduct set forth in Section 5.19(a). Such determination shall be made by a majority vote of the Directors who are not parties to the applicable suit, action or proceeding. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith, notwithstanding an earlier determination by the Board of Directors that the Indemnified Person had not met the applicable standard of conduct set forth in Section 5.19(a).

(d) Notwithstanding any contrary determination in the specific case under Section 5.19(c), and notwithstanding the absence of any determination thereunder, any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware or the State of New York for indemnification to the extent otherwise permissible under Section 5.19(a). The basis of a court’s decision to provide indemnification shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in Section 5.19(a). Neither a contrary determination in the specific case under Section 5.19(c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5.19(d) shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(e) To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company as authorized in this Section 5.19.

(f) The indemnification and advancement of expenses provided by or granted pursuant to this Section 5.19 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement, vote of Members or disinterested Directors or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the persons specified in Section 5.19(a) shall be made to the fullest extent permitted by law, subject to the standard of conduct set forth in such Section 5.19(a). The provisions of this Section 5.19 shall not be deemed to preclude the indemnification of any person who is not specified in Section 5.19(a) but whom the Company has the power or obligation to indemnify under the provisions of the Delaware Act.

(g) The Company may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section 5.19 against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section 5.19.

(h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.19 shall, unless otherwise provided when authorized or ratified, shall inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Section 5.19.

(i) The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company and to the employees and agents of the Company Group similar to those conferred in this Section 5.19 to Indemnified Persons.

(j) If this Section 5.19 or any portion of this Section 5.19 shall be invalidated on any ground by a court of competent jurisdiction the Company shall nevertheless indemnify each Indemnified Person as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section 5.19 that shall not have been invalidated.

(k) Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.

(l) An Indemnified Person shall not be denied indemnification in whole or in part under this Section 5.19 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(m) Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section 5.19, to the maximum extent permitted by law.

(n) A Director shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the Officers or employees of the Company or any other Group Member, or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person’s professional or expert competence.

(o) Any amendment, modification or repeal of this Section 5.19 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of any indemnitee under this

Section 5.19 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an indemnitee hereunder prior to such amendment, modification or repeal.

Section 5.20 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a) Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the Class B Shareholders, one or more Directors, Officers or their respective Affiliates, on the one hand, and the Company, any Group Member or any Member other than an Initial Member, on the other, any resolution or course of action by the Board of Directors or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of holders of Outstanding Voting Shares representing a majority of the total votes that may be cast by all Outstanding Voting Shares in the election of Directors that are held by Disinterested Parties, (iii) on terms no less favorable to the Company, Group Member or Member other than an Initial Member, as applicable, than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Company taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company, Group Member or Member other than an Initial Member, as applicable). The Board of Directors shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the Board of Directors may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is not sought and the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith, and in any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Members and shall not constitute a breach of this Agreement or of any duty otherwise existing at law, in equity or otherwise.

(b) The Members hereby authorize the Board of Directors, on behalf of the Company as a partner or member of a Group Member, to approve of actions by the board of directors, general partner or managing member of such Group Member similar to those actions permitted to be taken by the Board of Directors pursuant to this Section 5.20.

Section 5.21 Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act, such filing being hereby confirmed, ratified and approved in all respects. The Board of Directors shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Board of Directors determines such action to be necessary or appropriate, the Board of Directors shall direct the appropriate Officers to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property, and any such Officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Section 5.22 Officers.

(a) The Board of Directors shall have the power and authority to appoint such officers with such titles, authority and duties as determined by the Board of Directors. Such Persons so designated by the Board of Directors shall be referred to as “Officers.” Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 5.22.

(b) The Officers of the Company may include a Chairman of the Board, a Vice Chairman, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Chief Legal Officer, a Chief Compliance Officer, one or more Executive Managing Directors, one or more Presidents or Co-Presidents, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior,” “assistant” or otherwise, as the Board of Directors shall determine), a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of Members and as necessary to fill vacancies. Each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any number of offices may be held by the same Person. The compensation of Officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors, a committee thereof or by such Officers as may be designated by resolution of the Board of Directors.

(c) Any Officer may resign at any time upon written notice to the Company. Any Officer, agent or employee of the Company may be removed by the Board of Directors with or without cause at any time, subject to the approval rights granted to the Class B Shareholders pursuant to the Class B Shareholders Agreement. The Board of Directors may delegate the power of removal as to Officers, agents and employees who have not been appointed by the Board of Directors. Such removal shall be without prejudice to a Person’s contract rights, if any, but the appointment of any Person as an Officer, agent or employee of the Company shall not of itself create contract rights.

(d) The Chairman of the Board shall be the Chief Executive Officer of the Company unless the Board of Directors elects another Officer as Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; he or she may employ and discharge employees and agents of the Company except such as shall be appointed by the Board of Directors, and he or she may delegate these powers; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company, and shall have such other powers and duties as designated in accordance with this Agreement and as from time to time may be assigned to him or her by the Board of Directors.

(e) If elected, the Chairman of the Board shall preside at all meetings of the Members and of the Board of Directors; and shall have such other powers and duties as designated in this Agreement and as from time to time may be assigned to him or her by the Board of Directors.

(f) Unless the Board of Directors otherwise determines, the Chief Operating Officer, the Chief Financial Officer and every President and Co-President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company, subject to the limitations set forth herein. Unless the Board of Directors otherwise determines, in the absence of the Chairman of the Board or if there be no Chairman of the Board, the Board of Directors may designate the Chief Financial Officer, the Chief Operating Officer, a President or a Co-President to preside at all meetings of the Members and (should he or she be a Director) of the Board of Directors. The Chief Operating Officer, Chief Financial Officer and each President and Co-President shall have such other powers and duties as designated in accordance with this Agreement and as from time to time may be assigned to him or her by the Board of Directors.

(g) In the absence of a Chief Financial Officer, Chief Operating Officer, President or Co-President, or in the event of an inability or refusal of the Chief Financial Officer, Chief Operating Officer and all Presidents and Co-Presidents to act, an Executive Managing Director or a Vice President designated by the Board of Directors shall perform the duties of a President, and when so acting shall have all the powers of and be subject to all the restrictions upon a President. In the absence of a designation by the Board of Directors of an Executive Managing Director or a Vice President to perform the duties of a President, or in the event of his absence or inability or refusal to act, the Executive Managing Director or Vice President who is present and who is senior in terms of uninterrupted time as an Executive Managing Director or Vice President of the Company shall so act. An Executive Managing Director or Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, each Executive Managing Director or Vice President will have authority to act within his or her respective areas and to sign contracts relating thereto.

(h) The Chief Legal Officer and the Chief Compliance Officer shall have responsibility for the legal affairs and compliance matters, respectively, of the Company and shall have such other powers and duties as designated in this Agreement and as from time to time may be assigned to the Chief Legal Officer or Chief Compliance Officer, respectively, by the Board of Directors. The Chief Legal Officer and the Chief Compliance Officer shall perform all acts incident to their positions, subject to the control of the Chief Executive Officer and the Board of Directors.

(i) The Treasurer (or Chief Financial Officer in the absence of a Treasurer) shall have responsibility for the custody and control of all the funds and securities of the Company and shall have such other powers and duties as designated in this Agreement and as from time to time may be assigned to the Treasurer by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors. Each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in this Agreement and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that Officer’s absence or inability or refusal to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

(j) The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the Members and the Board of Directors. The Secretary shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other Person dealing with the Company, be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

(k) The Board of Directors may from time to time delegate the powers or duties of any Officer to any other Officers or agents, notwithstanding any provision hereof.

(l) Unless otherwise directed by the Board of Directors, the Chief Executive Officer and the Chief Financial Officer shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of members of or with respect to any action of equity holders of any other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other entities.

Section 5.23 Duties of Officers and Directors.

(a) Except as otherwise expressly set forth in this Agreement or required by the Delaware Act, (i) the duties and obligations owed to the Company by the Officers and Directors shall be the same as the duties and obligations owed to a corporation organized under DGCL by its officers and directors, respectively, and (ii) the duties and obligations owed to the Members by the Officers and Directors shall be the same as the duties and obligations owed to the shareholders of a corporation under the DGCL by its officers and directors, respectively.

(b) The Board of Directors shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the duly authorized Officers of the Company, and the Board of Directors shall not be responsible for the misconduct or negligence on the part of any such Officer duly appointed or duly authorized by the Board of Directors in good faith.

Section 5.24 Outside Activities. It shall be deemed not to be a breach of any duty (including any fiduciary duty) or any other obligation of any type whatsoever of any Director or Affiliates of such Director (other than any express obligation contained in any agreement to which such Person and the Company or any of its Subsidiaries are parties) to engage in outside business interests and activities in preference to or to the exclusion of the Company or in direct competition with the Company; provided such Director or Affiliate does not engage in such business or activity as a result of or using confidential information provided by or on behalf of the Company to such Director; provided, further, that a Person shall not be deemed to be in direct competition with the Company solely because of such Person’s ownership, directly or indirectly, solely for investment purposes, of securities of any publicly traded entity if such Person does not, together with such Person’s Affiliates, collectively own 5% or more of any class or securities of such publicly traded entity, and such Person is not a director or officer (and does not hold an equivalent position) in such publicly traded entity. Directors shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company that may become available to Affiliates of such Director. None of any Group Member, any Member or any other Person shall have any rights by virtue of a Director’s duties as a Director, this Agreement or any Group Member Agreement in any business ventures of any Director.

Section 5.25 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors and any Officer expressly authorized by the Board of Directors to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors or any Officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors or any Officer in connection with any such dealing. In no event shall any Person dealing with the Board of Directors or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors or any Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Section 5.26 Acquisitions by Och-Ziff Holding or Och-Ziff Corp. The Company shall not allow Och-Ziff Holding or Och-Ziff Corp to acquire an interest, directly or indirectly, in any entity without the prior written approval of the Class B Shareholder Committee if Class B Shareholders would be required to contribute funds in order for such Persons to maintain their respective ownership percentages in such entity.

ARTICLE VI

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 6.1 Records and Accounting. The Board of Directors shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information expressly required to be provided pursuant to this Agreement or under applicable law. Although Members may request access to such information with respect to the Company for any legitimate purpose, the Board of Directors, in its sole discretion, shall determine the time, place and manner upon which information shall be made available to Members. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.

Section 6.2 Fiscal Year. The fiscal year for tax and financial reporting purposes of the Company shall be a calendar year ending December 31 unless otherwise required by the Code or determined by the Board of Directors as permitted by law.

Section 6.3 Reports.

(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Board of Directors shall cause to be made available to each Record Holder of a Share, as of a date selected by the Board of Directors, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. generally accepted accounting principles, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board of Directors.

(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the Board of Directors shall cause to be made available to each Record Holder of a Share, as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Shares are listed for trading, or as the Board of Directors determines to be necessary or appropriate.

ARTICLE VII

TAX MATTERS

Section 7.1 Tax Returns and Information. The Company shall use commercially reasonable efforts to timely file all returns of the Company that are required for U.S. federal, state and local income tax purposes. The Officers shall use commercially reasonable efforts to furnish to all Members necessary tax information as promptly as possible after the end of the fiscal year of the Company; provided, however, that delivery of such tax information may be subject to delay as a result of the late receipt of any necessary tax information from an entity in which the Company or any Group Member holds an interest. Each Member agrees to file all U.S. federal, state and local tax returns required to be filed by it in a manner consistent with the information provided to it by the Company. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal, state and local income tax purposes.

Section 7.2 Tax Elections. Except as otherwise provided herein, the Board of Directors, in its sole and absolute discretion, shall determine whether the Company should make any elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions.

Section 7.3 Tax Controversies. The Board of Directors shall designate one Member as the Tax Matters Partner (as defined in the Code). The Tax Matters Partner is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

Section 7.4 Withholding. Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required to cause the Company and other Group Members to comply with any withholding requirements established under the Code or any other federal, state, local or foreign law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required or elects to withhold or otherwise pays over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Board of Directors in its sole determination may treat the amount withheld as a distribution of cash pursuant to Sections 4.3 or 8.3 in the amount of such withholding from or with respect to such Member or the amounts paid over as an expense to be borne by Members generally.

Section 7.5 Class B Shares. For U.S. federal (and applicable state) income tax purposes, the Class B Shares shall not be treated as outstanding limited liability company membership interests and holders that own only Class B Shares shall not be treated as Members.

ARTICLE VIII

DISSOLUTION AND LIQUIDATION

Section 8.1 Dissolution. The Company shall not be dissolved by the admission of Substitute Members or Additional Members. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) an election to dissolve the Company by the Board of Directors that is approved by the holders of a Share Majority;

(b) the sale, exchange or other disposition (which, for the avoidance of doubt, shall not include any merger, consolidation or similar transaction effected in accordance with Article X or otherwise) of all or substantially all of the assets and properties of the Company;

(c) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(d) at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act.

Section 8.2 Liquidator. Upon dissolution of the Company, the Board of Directors shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by holders of a Share Majority. The Liquidator (if other than the Board of Directors) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Share Majority. Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a Share Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article VIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 8.3 Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a) Subject to Section 8.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 8.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything to the contrary contained in this Agreement, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b) Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 8.2) and amounts to Members other than in respect of their distribution rights under Article IV. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c) Subject to the terms of any Share Designation, all property and all cash in excess of that required to discharge liabilities as provided in Section 8.3(b) shall be distributed to the Members in accordance with and to the extent of the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 8.3(c)) for the taxable year of the Company during which the liquidation of the Company occurs (with such date of occurrence being determined by the Board of Directors, and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

(d) Notwithstanding any other provision of this Agreement, if, upon the dissolution and liquidation of the Company pursuant to this Article VIII and after all other allocations provided for in Section 4.1 have been tentatively made as if this Section 8.3(d) were not in this Agreement, either (i) the positive Capital Account balance attributable to one or more Shares having a liquidation preference is not equal to such liquidation preference, or (ii) the quotient obtained by dividing the positive balance of a Member’s Capital Account with respect to Common Shares by the aggregate of all Members’ Capital Account balances with respect to Common Shares at such time would differ from such Member’s Percentage Interest, then the Board of Directors, in its sole discretion, may decide that Net Income (and items thereof) and Net Loss (and items thereof) for the Fiscal Year in which the Company dissolves and liquidates pursuant to Article VIII shall be allocated among the Members (x) first, to the extent necessary to ensure that the Capital Account balance attributable to a Share having a liquidation preference is equal to such liquidation preference, and (y) second, in a manner such that the positive balance in the Capital Account of each Member with respect to Common Shares, immediately after giving effect to such allocation, is, as nearly as possible, equal to each such Member’s Percentage Interest. The Board of Directors, in its sole discretion, may apply the principles of this Section 8.3(d) to any Fiscal Year preceding the Fiscal Year in which the Company dissolves and terminates (including through application of Section 761(e) of the Code) if delaying application of the principles of this Section 8.3(d) would likely result in Capital Account balances that are materially different from the Capital Account balances set forth in clauses (x) and (y) of the preceding sentence.

Section 8.4 Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property as provided in Section 8.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 8.5 Return of Contributions. None of any member of the Board of Directors or any Officer of the Company will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 8.6 Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

Section 8.7 Capital Account Restoration. No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

ARTICLE IX

AMENDMENT OF AGREEMENT

Section 9.1 General. Except as provided in Section 9.2, Section 9.3 and Section 9.4, the Board of Directors may amend any of the terms of this Agreement but only in compliance with the terms, conditions and procedures set forth in this Section 9.1. If the Board of Directors desires to amend any provision of this Agreement other than pursuant to Section 9.3, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (i) call a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment, (ii) direct that the amendment proposed be considered at the next annual meeting of the Members or (iii) seek the written consent of the Members. Amendments to this Agreement may be proposed only by or with the consent of the Board of Directors. Such special or annual meeting shall be called and held upon notice in accordance with Article XII of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board of Directors shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by a Share Majority, unless a greater percentage is required under this Agreement or by Delaware law.

Section 9.2 Super-Majority Amendments. Notwithstanding Section 9.1, the affirmative vote of the holders of Outstanding Voting Shares representing at least two-thirds of the total votes that may be cast by all Outstanding Voting Shares in the election of Directors, voting together as a single class, shall be required to alter or amend any provision of this Section 9.2 or Section 9.4(b).

Section 9.3 Amendments to be Adopted Solely by the Board of Directors. Notwithstanding Section 9.1, the Board of Directors, without the approval of any Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c) a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Company will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes other than as the Company specifically so designates;

(d) a change that the Board of Directors determines in its sole discretion to be necessary or appropriate to address changes, proposed changes or differing interpretations with respect to any of the Code, Treasury Regulations promulgated thereunder, administrative rulings or pronouncements of the Internal Revenue Service and judicial decisions;

(e) a change that, in the sole discretion of the Board of Directors, it determines (i) does not adversely affect the Members (including adversely affecting the holders of any particular class or series of Shares as compared to other holders of other classes or series of Shares) in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act), (iii) to be necessary, desirable or appropriate to facilitate the trading of the Shares (including, without limitation, the division of any class or classes or series of Outstanding Shares into different classes or series to facilitate uniformity of tax consequences within such classes or series of Shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are or will be listed for trading, compliance with any of which the Board of Directors deems to be in the best interests of the Company and the Members, (iv) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 3.7, (v) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement, or (vii) is required to comply with the Class B Shareholders Agreement, the Tax Receivable Agreement, the Exchange Agreement or the Registration Rights Agreement, in each case, as in effect on the Closing Date;

(f) a change in the fiscal year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company including, if the Board of Directors shall so determine in its sole discretion, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Company;

(g) an amendment that the Board of Directors determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company or its Directors, Officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(h) an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Shares pursuant to Section 3.2 and the admission of Additional Members;

(i) any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

(j) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 10.3;

(k) an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4;

(l) a merger, conversion or conveyance pursuant to Section 10.3(d); or

(m) any other amendments substantially similar to the foregoing.

Section 9.4 Amendment Requirements.

(a) Notwithstanding the provisions of Sections 9.1 and 9.3, no provision of this Agreement that establishes a percentage of Outstanding Voting Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Voting Shares whose aggregate Outstanding Voting Shares constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 9.1 and 9.3, but subject to the provisions of Section 9.2, no amendment to this Agreement may (i) adversely affect the rights or preferences of any Shares in a manner that is disproportionate to all other outstanding Shares of the same class or series, without the consent of each Member holding any such disproportionately affected Share or Shares (provided, however, nothing in this Section 9.4(b)(i) shall be interpreted to require the consent of any Member that may be adversely affected by any amendment for reasons other than such Member’s ownership of Shares) or, (ii) change Section 8.1(a), (iii) change the term of the Company or, (iv) except as set forth in Section 8.1, give any Person the right to dissolve the Company.

(c) Except as provided in Section 10.3, and without limitation of the Board of Directors’ authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 9.1, notwithstanding the provisions of Section 9.1, (i) any amendment that would have a material adverse effect on the rights or preferences of any class or series of Shares in relation to other classes or series of Shares must be approved by the holders of a majority of the Outstanding Shares of the class or series affected (provided, however, nothing in this Section 9.4(c)(i) shall be interpreted to require the consent of the holders of any class or series of Shares that may be adversely affected by any amendment for reasons other than such holders’ ownership of Shares), and (ii) any amendment of this Agreement affecting the rights of the Class B Shareholder Committee shall require the Consent of the Class B Shareholder Committee.

ARTICLE X

MERGER, CONSOLIDATION OR CONVERSION

Section 10.1 Authority. The Company may merge or consolidate or otherwise combine with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America or any other jurisdiction (including any foreign country or other foreign jurisdiction) or any combination thereof, pursuant to a written agreement of merger or consolidation or similar agreement (“Merger Agreement”) or a written plan of conversion (or similar plan) (“Plan of Conversion”), as the case may be, in accordance with this Article X.

Section 10.2 Procedure for Merger, Consolidation or Conversion. Any merger, consolidation, conversion or similar transaction (which, for purposes of this Article X, shall not include a sale of all or substantially all of the Company’s assets as provided in Section 8.1(b)) of the Company pursuant to this Article X requires the prior approval of the Board of Directors.

(a) If the Board of Directors shall determine to consent to the merger, consolidation or similar transaction, the Board of Directors shall approve the Merger Agreement, which shall set forth:

(i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge, consolidate or otherwise combine;

(ii) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger, consolidation or similar transaction (the “Surviving Business Entity”);

(iii) the terms and conditions of the proposed merger, consolidation or similar transaction;

(iv) the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive, if any;

(v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 10.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger or the time stated therein); and

(vii) such other provisions with respect to the proposed merger or consolidation that the Board of Directors determines to be necessary or appropriate.

(b) If the Board of Directors shall determine to consent to the conversion or similar transaction, the Board of Directors may approve and adopt a Plan of Conversion containing such terms and conditions that the Board of Directors determines to be necessary or appropriate.

Section 10.3 Approval by Members of Merger, Consolidation or Conversion.

(a) Except as provided in Section 10.3(d), the Board of Directors, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall direct that the Merger Agreement or Plan of Conversion, as applicable, be submitted to a vote of Members, whether at an annual meeting or a special meeting, in either case, in accordance with the requirements of Article IX. A copy or a summary of the Merger Agreement or Plan of Conversion, as applicable, shall be included in or enclosed with the notice of meeting.

(b) Except as provided in Section 10.3(d), the Merger Agreement or Plan of Conversion, as applicable, shall be approved upon receiving the affirmative vote or consent of the holders of a Share Majority unless the Merger Agreement or Plan of Conversion, as applicable, contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Voting Shares or of any class or series of Members, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or Plan of Conversion, as applicable.

(c) Except as provided in Section 10.3(d), after such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger or a certificate of conversion pursuant to Section 10.4, the merger, consolidation, conversion or similar transaction may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

(d) Notwithstanding anything else contained in this Article X or in this Agreement, the Board of Directors is permitted, without Member approval, to convert the Company into a new limited liability entity, or to merge the Company into, or convey all of the Company’s assets to, another limited liability entity, or which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company if (i) except as provided in Section 11.1, the Board of Directors has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, should not result in the loss of the limited liability of any Member or cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity or a form of entity required to effectuate the provisions of Section 11.1 and (iii) the governing instruments of the new entity provide the Members and the Board of Directors with substantially the same rights and obligations as are herein contained.

(e) Members are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion pursuant to this Article X, a sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or any other similar transaction or event.

(f) Each Merger, consolidation or conversion approved pursuant to this Article X shall provide that all holders of Class A Shares shall be entitled to receive the same consideration pursuant to such transaction with respect to each of their Class A Shares.

Section 10.4 Certificate of Merger or Conversion. Upon the required approval by the Board of Directors and the Member of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion or similar document, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 10.5 Effect of Merger.

(a) At the effective time of the certificate of merger:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger, consolidation or similar transaction shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger, consolidation or similar transaction;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) It is the intent of the parties hereto that a merger or consolidation or similar transaction effected pursuant to this Article X shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XI

CORPORATE TREATMENT

Section 11.1 Corporate Treatment. The Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Company as a partnership for U.S. federal (and applicable state and local) income tax purposes. If, however, the Board of Directors determines, in its sole discretion, for any reason (including the proposal, formally or informally, of legislation that could affect the Company’s status as a partnership for U.S. federal and/or applicable state and local income tax purposes) that it is not in the best interests of the Company to be characterized as a partnership, the Board of Directors may take whatever steps, if any, are needed to cause the Company to be or confirm that the Company will be treated as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state and local) income tax purposes. Notwithstanding anything in this Agreement to the contrary, in the event U.S. federal (and/or applicable state and local) income tax laws, rules or regulations are enacted, amended, modified or applied after the date hereof in such a manner as to require or necessitate that the Company no longer be treated as a partnership for U.S. federal (and/or applicable state and local) income tax purposes, then the first sentence of this Section 11.1 shall no longer apply.

Section 11.2 Section 7704(e) Relief. In the event that the Board of Directors determines the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes, the Company and each Member shall agree to adjustments required by the tax authorities, and the Company shall pay such amounts as required by the tax authorities, to preserve the status of the Company as a partnership.

ARTICLE XII

MEMBER MEETINGS

Section 12.1 Member Meetings.

(a) All acts of Members to be taken hereunder shall be taken in the manner provided in this Article XII. An annual meeting of the Members for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall specify. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders not physically present at a meeting of Members may by means of remote communication participate in such meeting and be deemed present in person and vote at such meeting.

(b) A failure to hold the annual meeting of the Members at the designated time or to elect a sufficient number of Directors to conduct the business of the Company shall not affect otherwise valid acts of the Company or result in a forfeiture or dissolution of the Company. If the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the date of this Agreement or its last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any Member or Director. A majority of the Outstanding Voting Shares present at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of this Agreement to the contrary. The Delaware Court of Chancery may issue such orders as may be appropriate, including orders designating the time and place of such meeting, the record date for determination of Members entitled to vote, and the form of notice of such meeting.

(c) All elections of Directors will be by written ballots; if authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the electronic transmission was authorized by the Member or proxyholder.

(d) Special meetings of the Members may be called only by a majority of the Board of Directors. No Members or group of Members, acting in its or their capacity as Members, shall have the right to call a special meeting of the Members, except that if any Class B Shareholders collectively own a majority of Outstanding Voting Shares, such Class B Shareholders (or their designee, including the Class B Shareholder Committee) may call a special meeting of the Members.

Section 12.2 Notice of Meetings of Members.

(a) Notice, stating the place, day and hour of any annual or special meeting of the Members, as determined by the Board of Directors, and (i) in the case of a special meeting of the Members, the purpose or purposes for which the meeting is called, as determined by the Board of Directors or by any of the Class B Shareholders as contemplated by Section 12.1(d), if applicable, or (ii) in the case of an annual meeting, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the Members, shall be delivered by the Company not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, in a manner and otherwise in accordance with Section 13.1 to each Record Holder who is entitled to vote at such meeting. Such further notice shall be given as may be required by Delaware or applicable federal law or any exchange on which any Shares are then listed. The notice of any meeting of the Members at which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Any previously scheduled meeting of the Members may be postponed, and any special meeting of the Members may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of the Members.

(b) The Board of Directors shall designate the place of meeting for any annual meeting or for any special meeting of the Members. If no designation is made, the place of meeting shall be the principal office of the Company.

Section 12.3 Record Date. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members, the Board of Directors may set a Record Date, which shall not be less than 10 nor more than 60 days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). If no Record Date is fixed by the Board of Directors, the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned or postponed meeting.

Section 12.4 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XII.

Section 12.5 Waiver of Notice; Approval of Meeting. Whenever notice to the Members is required to be given under this Agreement, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting of the Members shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in any written waiver of notice unless so required by resolution of the Board of Directors. All waivers and approvals shall be filed with the Company records or made part of the minutes of the meeting.

Section 12.6 Quorum; Required Vote for Member Action; Voting for Directors and Specified Actions.

(a) At any meeting of the Members, the holders of a majority of the Outstanding Voting Shares of the class or classes or series for which a meeting has been called represented in person or by proxy shall constitute a quorum of such class or classes or series unless any such action by the Members requires approval by holders of a greater percentage of Outstanding Voting Shares, in which case the quorum shall be such greater percentage. The submission of matters to Members for approval and the election of Directors shall occur only at a meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present; provided, however, that the Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Voting Shares specified in this Agreement. Any meeting of Members may be adjourned from time to time by the chairman of the meeting to another place or time, without regard to the presence of a quorum.

(b) Each Outstanding Class A Share and each Outstanding Class B Share shall be entitled to one vote per Share on all matters submitted to Members for approval and in the election of Directors.

(c) All matters (other than the election of Directors) submitted to Members for approval shall be determined by a majority of the votes cast affirmatively or negatively by Members holding Outstanding Voting Shares unless a greater percentage is required with respect to such matter under the Delaware Act, under the rules of any National Securities Exchange on which the Shares are listed for trading, or under the provisions of this Agreement, in which case the approval of Members holding Outstanding Voting Shares that in the aggregate represent at least such greater percentage shall be required.

(d) Directors will be elected by a plurality of the votes cast for a particular position at any duly convened meeting at which a quorum is present.

(e) The Board of Directors may not cause the Company to sell, exchange or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, or approve on behalf of the Company any such sale, exchange or other disposition, without receiving the affirmative vote or consent of the holders of a Share Majority; provided, however, that the foregoing will not limit the ability of the Board of Directors to authorize the Company to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company without the approval of any Member.

(f) Without the approval of any Member, the Board of Directors may, at any time, cause the Company to implement a reorganization whereby a Delaware statutory trust (the “Trust”) would hold all Outstanding Class A Shares and the holder of each Class A Share would receive, in exchange for such Class A Share, a common share of the Trust which would represent one undivided beneficial interest in the Trust, and each common share of the Trust would correspond to one underlying Class A Share; provided, however, that the Board of Directors will not implement such a trust structure if, in its sole discretion, it determines that such reorganization would be taxable or otherwise alter the benefits or burdens of ownership of the Class A Shares, including altering a Member’s allocation of items of income, gain, loss, deduction or credit or the treatment of such items for U.S. federal income tax purposes. The Board of Directors will also be required to implement the reorganization in such a manner that the reorganization does not have a material effect on the voting or economic rights of Class A Shares and Class B Shares.

Section 12.7 Conduct of a Meeting; Member Lists.

(a) The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article XII, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Board of Directors. The Board of Directors may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Members, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.

(b) A complete list of Members entitled to vote at any meeting of Members, arranged in alphabetical order for each class or series of Shares and showing the address of each such Member and the number of Outstanding Voting Shares registered in the name of such Member, shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting, at the principal place of business of the Company. The Member list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

Section 12.8 Action Without a Meeting. On any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. The provisions of this Section 12.8 shall no longer be effective following the five-year anniversary of the IPO and, following such date, no matter that is to be voted on, consented to or approved by Members hereunder may be taken without a meeting.

Section 12.9 Voting and Other Rights.

(a) Only those Record Holders of Outstanding Voting Shares on the Record Date set pursuant to Section 12.3 shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Voting Shares have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Voting Shares shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Shares on such Record Date.

(b) With respect to Outstanding Voting Shares that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Outstanding Voting Shares are registered, such other Person shall, in exercising the voting rights in respect of such Outstanding Voting Shares on any matter, and unless the arrangement between such Persons provides otherwise, vote such Outstanding Voting Shares in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Company shall be entitled to assume it is so acting without further inquiry.

(c) Neither the holders of Class A Shares nor the holders of Class B Shares shall have cumulative voting rights.

Section 12.10 Proxies and Voting.

(a) On any matter that is to be voted on by Members, the Members may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Any such proxy shall be delivered in accordance with the procedure established for the relevant meeting. For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b) The Company may, and to the extent required by law, shall, in advance of any meeting of Members, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Members, the chairman of the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

(c) With respect to the use of proxies at any meeting of Members, the Company shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL and other applicable provisions of the DGCL, as though the Company were a Delaware corporation and as though the Members were shareholders of a Delaware corporation.

(d) Pursuant to and subject to the provisions of Rule 14a-16 under the Exchange Act, the Company may, but is not required to, utilize a Notice of Internet Availability of Proxy Materials, as described in such rule, in conjunction with proxy material posted to an Internet site, in order to furnish any proxy or related material to Members pursuant to Regulation 14A under the Exchange Act.

Section 12.11 Notice of Member Business and Nominations.

(a) Subject to Article V of this Agreement and the nominating rights of the Class B Shareholder Committee under the Class B Shareholders Agreement, nominations of Persons for election to the Board of Directors of the Company and the proposal of business to be considered by the Members may be made at an annual meeting of Members (i) pursuant to the Company’s notice of meeting delivered pursuant to Section 12.2 of this Agreement, (ii) by or at the direction of the Board of Directors, or (iii) by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (b) (or (b) and (c)), as applicable, of this Section and who is a Record Holder of Outstanding Voting Shares at the time such notice is delivered to the Secretary of the Company.

(b) For nominations or other business to be properly brought before an annual meeting by a Member pursuant to Section 12.11(a), the Member must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a Member’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Company first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of Members; provided, however, that, in the case of the Company’s annual meeting to be held in 2008, or if any future annual meeting is to be held on a date that is more than thirty (30) days before or after the anniversary of the previous year’s annual meeting, notice by the Member in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first made (which may be the date on which proxy materials for such meeting are first mailed). In no event shall the public announcement or postponement of an annual meeting commence a new time period for the giving of a Member’s notice as described in this Section 12.11(b). Such Member’s notice shall set forth: (A) with respect to nominations for election or reelection of Directors, as to each Person whom the Member proposes to nominate, all information relating to such Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including rules with respect to contested elections thereunder and including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the Member proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Member and the Beneficial Owner, if any, on whose behalf the proposal is made and (C) as to the Member giving the notice and the Beneficial Owner, if any, on whose behalf the nomination or proposal is made, the name and address of such Member and of any such Beneficial Owner, as they appear on the Company’s books, and the class or series and number of Shares of the Company which are owned beneficially and of record by such Member and any such Beneficial Owner. Proposals for actions must be a proper matter for Member action under this Agreement and the Delaware Act.

(c) Notwithstanding anything in the second sentence of Section 12.11(b) to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 90 days prior to the anniversary of the date on which the Company first made publicly available (whether by mailing, by filing with the Commission or by posting on an internet web site) its proxy materials for the immediately preceding annual meeting of Members, then a Member’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which a public announcement regarding such increase is first made by the Company.

(d) Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting pursuant to Section 12.2 of this Agreement. Subject to Section 5.6 of this Agreement, nominations of Persons for election to the Board of Directors may be made at a special meeting of Members at which Directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors, (ii) by any holder of Outstanding Voting Shares who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraph (b) or ((b) and (c)), as applicable, of this Section 12.11 and has otherwise complied with Regulation 14A under the Exchange Act, including rules with respect to contested elections thereunder. Nominations by Members of Persons for election to the Board of Directors may be made at such a special meeting of Members if the Member’s notice as required by Section 12.11(b) shall be delivered to the Secretary of the Company not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (x) the 70th day prior to such special meeting or (y) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(e) Except to the extent otherwise provided in Article V with respect to vacancies, only Persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided herein or required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal or nomination shall be disregarded.

(f) Notwithstanding the foregoing provisions of this Section, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE XIII

GENERAL PROVISIONS

Section 13.1 Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 13.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Secretary at the principal office of the Company designated pursuant to Section 2.3. The Board of Directors and the Officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

Section 13.2 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 13.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 13.4 Integration. Except as expressly contemplated herein, this Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 13.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 13.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 13.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share, upon accepting the Certificate evidencing such Share.

Section 13.8 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws. Prior to the IPO, each Member

(i) irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware state court or U.S. federal court sitting in Wilmington, Delaware in any action arising out of this Agreement and (ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

Section 13.9 Conflict with Class B Shareholders Agreement. Unless otherwise expressly provided in this Agreement, if any provision of this Agreement conflicts with the provisions of the Class B Shareholders Agreement, as it exists on the Closing Date, the terms of the Class B Shareholders Agreement shall govern over such provision and shall not constitute a breach of this Agreement.

Section 13.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 13.11 Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 13.12 Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company on certificates representing Shares is expressly permitted by this Agreement.

Remainder of page intentionally left blank.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

Members

All members now and hereafter admitted as Members of the Company, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the Board of Directors or without execution hereof or thereof by purchasing or otherwise lawfully acquiring any Share pursuant to Section 3.1 hereof.

Daniel Och
Chairman of the Board of Directors

Joel Frank
Director

David Windreich
Director

Signature Page to Amended and Restated

Limited Liability Company Agreement

EXHIBIT A

Class A Shares	Class A Shares

Och-Ziff Capital Management Group LLC

Formed under the laws of the State of Delaware

CUSIP

SEE REVERSE FOR DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN

NEW YORK, NEW YORK

THIS CERTIFIES THAT

is the owner of

Class A Shares of Och-Ziff Capital Management Group LLC

(hereinafter called the “Company”) transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. See reverse for certain definitions.

Witness, the facsimile signatures of the duly authorized officers of the Company.

Dated:

Och-Ziff Capital Management Group LLC

By:	By:
Name:	Name:
Title:	Title:

Countersigned and Registered by:

as Transfer Agent and Registrar

Reverse of Certificate

ABBREVIATIONS

The holder of this certificate, by acceptance of this certificate, shall be deemed to have (i) requested admission as, and agreed to become, a member of the Company, (ii) agreed to comply with, and be bound by, the terms of the Amended and Restated Limited Liability Company Agreement of the Company, as amended, supplemented or restated from time to time (the “Company Agreement”), (iii) granted the powers of attorney provided for in the Company Agreement, and (iv) made the waivers and given the consents and approvals contained in the Company Agreement. The Company will furnish without charge to each shareholder who so requests a copy of the Company Agreement by written request to the Secretary, Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019.

The owner of these shares shall not be liable to Och-Ziff Capital Management Group LLC to make any additional capital contributions with respect to such shares by virtue of such owner’s ownership thereof, except as otherwise required by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT                                  Custodian

                                             (Minor)                                              (Cust)

                                      under Uniform Transfers/Gifts to Minors Act

                                                                                   (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT OF SHARES in OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

FOR VALUE RECEIVED,                              hereby sell, assign and transfer

unto
(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address, including zip code, of Assignee)

                                 shares represented by the within Certificate and do

hereby irrevocably constitute and appoint                                                                       Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

EXHIBIT B

Certificate Evidencing Class B Shares in Och-Ziff Capital Management Group LLC

No. B-[ ]	[ ] Shares

In accordance with the Amended and Restated Limited Liability Company Agreement of Och-Ziff Capital Management Group LLC, as amended, supplemented or restated from time to time (the “Company Agreement”), Och-Ziff Capital Management Group LLC, a Delaware limited liability company (the “Company”), hereby certifies that [            ] (the “Holder”) is the registered owner of [            ] Class B Shares in the Company (the “Shares”) transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Shares are set forth in this Certificate and the Shares represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Company Agreement. Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 9 West 57th Street, New York, New York 10019 or such other address as may be specified by notice under the Company Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Company Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the Company Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Company Agreement, (iii) granted the powers of attorney provided for in the Company Agreement and (iv) made the waivers and given the consents and approvals contained in the Company Agreement.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE APPLICABLE SECURITIES ACT OF ANY STATE, BUT HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION CONTAINED IN SAID ACTS. NO SALE, OFFER TO SELL OR OTHER TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACTS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED. IN ADDITION, THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE CLASS B SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC AND THE CLASS B SHAREHOLDERS AGREEMENT, EACH AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED BY WRITTEN REQUEST TO THE SECRETARY OF OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:

Och-Ziff Capital Management Group LLC

By:	By:
Name:	Name:
Title:	Title:

Countersigned and Registered by:

as Transfer Agent and Registrar

Reverse of Certificate

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT

TEN ENT—	as tenants by the entireties	Custodian
		(Cust)	(Minor)

JT TEN—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF SHARES in OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

FOR VALUE RECEIVED, hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)

(Please insert Social Security or other identifying number of Assignee)

                         Class B Shares evidenced by this Certificate, subject to the Company Agreement, and does hereby irrevocably constitute and appoint as its attorney-in-fact with full power of substitution to transfer the same on the books of Och-Ziff Capital Management Group LLC.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED
(Signature)

(Signature)

No transfer of the Shares evidenced hereby will be registered on the books of the Company, unless the Certificate evidencing the Shares to be transferred is surrendered for registration of transfer.

B-4